Sundance Strategies, Inc. Announces Appointment of Matthew G. Pearson as Chief Operating Officer

PROVO, Utah, October  24, 2013 -- Sundance Strategies Inc. (OTC BB: SUND) an innovative company engaged in acquiring life insurance settlements and related insurance contracts, policies and obligations, today announced the appointment of  Mr. Matthew G. Pearson as Chief Operating Officer  on October 21, 2013.

Mr. Pearson brings 25 years’ experience across the life settlement industry, corporate finance and real estate brokerage and development.  He was most recently a partner with EHI, LLC., a Life Settlement Securitization Company  since August of 2009.  In addition, he was a partner at Evolution Capital Partners which lends to small cap, publicly traded companies since July 2011. He graduated from the PlaceTypeUniversity of PlaceNameNevada, placeCityLas Vegas with a Marketing Degree and a secondary concentration in Real Estate Finance.

Randy Pearson, (no relation) President of Sundance Strategies, commented, “Matt brings a wealth of experience and we are excited to leverage his operating knowledge in the life settlement space. As the new COO of Sundance, Mr. Pearson will oversee the operating disciplines of the company focusing on the acquisition, securitization, ownership and long term management of Senior Life Settlement policies.”

Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  In some cases, you can identify forward-looking statements by the following words: "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "ongoing," "plan," "potential," "predict," "project," "should," "will," "would," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release.

Contacts

Cameron Donahue, Hayden IR

(651) 653-1854

cameron@haydenir.com